EXHIBIT B

Verifications of Goldman Sachs Trust II,
Goldman Sachs Asset Management, L.P., and Goldman Sachs Asset Management International

The undersigned states that she has duly executed the attached Application dated September 21, 2012 for and on behalf of Goldman Sachs Trust II in her capacity as the Secretary of such company, and that all actions by the holders and other bodies necessary to authorize the undersigned to execute and file such instrument have been taken. The undersigned further states that she is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of her knowledge, information and belief.

GOLDMAN SACHS TRUST II

By: /s/ Caroline Kraus
Name: Caroline Kraus
Title: Secretary

The undersigned states that he has duly executed the attached Application dated September 21, 2012 for and on behalf of Goldman Sachs Asset Management, L.P. in his capacity as Managing Director of such company, and that all actions by the holders and other bodies necessary to authorize the undersigned to execute and file such instrument have been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ David Plutzer
Name: David Plutzer
Title: Managing Director

The undersigned states that he has duly executed the attached Application dated September 21, 2012 for and on behalf of Goldman Sachs Asset Management International in his capacity as Managing Director of such company, and that all actions by the holders and other bodies necessary to authorize the undersigned to execute and file such instrument have been taken. The undersigned further states that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL

By: /s/ Theodore Sotir
Name: Theodore Sotir
Title: Managing Director